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                                                                EXHIBIT 10(b)(1)


                               GENTEX CORPORATION
                          QUALIFIED STOCK OPTION PLAN
               (AS AMENDED AND RESTATED, EFFECTIVE MARCH 7, 1997)


         1. PURPOSE. The purpose of this Plan is to provide an opportunity for certain employees of Gentex Corporation and its subsidiaries to purchase shares of capital stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation.

         2. DEFINITIONS. The following terms are defined for use herein as follows:

                 a.       "Board" means the Board of Directors of Gentex
         Corporation.

                 b. "Common Stock" means the common stock (par value $.06 per share) of Gentex Corporation.

                 c. "Committee" means the committee appointed pursuant to Paragraph 4 to administer the Plan.

                 d. "Corporation" means Gentex Corporation and any subsidiary corporation where Gentex Corporation owns fifty percent (50%) or more of the combined voting power of all outstanding securities within the meaning of the applicable provisions of the Internal Revenue Code.

                 e. "Effective Date" means the effective date of this Amended and Restated Plan, March 7, 1997.

                 f. "Market Value" means the closing sale price of Common Stock reported in the NASDAQ National Market for the day on which the particular option is granted, or, if prices of shares of Common Stock are not so published for that date, then a fair market value determined by the Committee by any reasonable method selected by it in good faith.

                 g. "Optionee" means any employee to whom an option has been granted under the Plan.

                 h. "Option Agreement" means an agreement evidencing options as provided in Paragraph 7 of the Plan.

                 i. "Plan" means this Qualified Stock Option Plan of the Corporation as in effect from time to time.




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                 j.       "Option Price" means the purchase price for Common
         Stock under an option, as determined under Paragraph 7 of this Plan.

         3.      SHARES.

                 a. The total number of shares of the Common Stock which may be sold under the Plan shall not exceed 5,208,000 shares, except that the total number of shares which may be sold under the Plan may be increased to the extent of adjustments authorized by Paragraph 10. Such shares shall be authorized shares and may be either unissued shares or treasury shares.

                 b. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not delivered under such option shall be available for options subsequently granted.

         4.      ADMINISTRATION.

                 a. The Plan shall be administered by a Committee appointed by the Board, which shall consist of three (3) or more members. Except as provided in Paragraph 7 f., the Committee shall determine the employees to be granted options, the amount of stock to be optioned to each employee, and the terms of the options to be granted. The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan. All determinations made by the Committee shall be final and conclusive.

                 b. The granting of any option pursuant to this Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan.

                 c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

         5. ELIGIBILITY. Only employees of the Corporation shall be eligible to participate in the Plan. The Committee shall determine whether or not an individual is eligible to participate in the Plan. An employee who has been granted an option under this Plan or any other stock option plan of the Corporation may be granted additional options.





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         6.      EXERCISE PRICE.  The per share exercise price of each option granted under the Plan shall be at least one hundred percent (100%) of the Market Value of a share of Common Stock; provided, however, any option granted to a participant possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Gentex Corporation shall be at an Option Price not less than one hundred ten percent (110%) of the market value of a share of Common Stock and shall not be exercisable after the expiration of five years from the date the option is granted.

         7. TERMS OF OPTIONS. Each option shall be evidenced by a written agreement containing such terms and conditions as are set by the Board or the Committee, including without limitation the following:

                 a. NUMBER OF SHARES. Each Option Agreement shall state the number of shares to which it pertains.

                 b. EXERCISE PRICE. Each Option Agreement shall state the exercise price.

                 c. MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in full upon exercise, and may be paid in cash or, in full or in part, by the surrender of Common Stock owned by the Optionee valued at fair market value or by the surrender of Option rights hereunder that are then exercisable, valued at the difference between the Option Price and the fair market value of the underlying Common Stock. Promptly after the exercise of an Option and the payment of the full Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing ownership of such Common Stock. However, an Optionee shall have none of the rights of a shareholder until a certificate for those Shares is issued to the Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 10 of this Plan.

                 d. TERM AND EXERCISE OF OPTIONS. Each option shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the option agreement. In no event, however, shall any option be exercisable less than one (1) year from the date of grant.

                 e. ADMINISTRATIVE DISCRETION. The Committee may in its discretion vary, among employees and among options granted to the same employee, any and all of the terms and conditions of options granted under the Plan, including the term during which and the amounts in which and dates at or after which such





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         options may be exercised.

                 f. SPECIAL C.E.O. TERMS. Notwithstanding any other provision of this Plan to the contrary, the current chief executive officer of Gentex Corporation shall receive, as of the date this Plan is approved by the Board, and annually thereafter as of the time his compensation is reviewed by the Committee, an option for 15,000 shares of Common Stock, and no other options may be granted to that individual under this Plan. These options shall become exercisable for twenty percent (20%) of the shares on the first anniversary of the grant date and for an additional twenty percent (20%) on each anniversary thereafter, and all unexercised options shall expire on the seventh anniversary date of the grant.

         8. TRANSFERABILITY OF OPTIONS AND COMMON STOCK. Options under this Plan may not be transferred except by will or according to the laws of descent and distribution. During the lifetime of the Optionee, an option may be exercised only by the Optionee or his guardian or legal representative. After an Optionee's death, options that were exercisable at the date of death may be exercised at any time within one year after the date of death, subject to prior expiration, by the executor or administrator of the Optionee's estate, any person(s) who acquired the option directly from the Optionee by bequest or inheritance, or any person designated specifically in a written designation signed by the Optionee and filed with the Committee prior to the date of death. The Corporation may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, legend any certificate representing shares issued pursuant to the exercise of an option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

         9. TERMINATION OF OPTIONS. Each option agreement shall contain such provisions as the Committee may deem advisable for termination of the option in the event of, and/or exercise of the option after the Optionee's death, disability, or termination of employment by the Corporation. No option may be exercised more than three (3) months after the termination of the Optionee's employment by the Corporation, nor more than twelve (12) months after the Optionee shall have died or become disabled, without the specific approval of the Committee.

         Option agreements may also contain, in the discretion of the Committee, provisions for termination of options and/or acceleration of exercise rights in the event of any merger or consolidation of the Corporation with, or acquisition of the Corporation or substantially all of its assets by, any other corporation or entity.

         Nothing in the Plan or in any option shall limit or affect in any way the right of the Corporation to terminate an Optionee's employment at any time nor be deemed to confer upon any Optionee any right to continue in the employ of the Corporation.





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         10.     ADJUSTMENT PROVISION.  If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares, the aggregate number and class of shares available under this Plan and the number of shares subject to each outstanding option, together with the option prices, shall be appropriately adjusted by the Board or Committee to prevent dilution of the interests of Optionees and of the Plan.

         11. EFFECTIVE DATE OF PLAN, TERMINATION AND AMENDMENT. Unless earlier terminated by the Board, the Plan shall terminate on August 12, 2004, after which date no options may be granted under this Plan. The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interest of the Corporation, provided that no such amendment may (a) alter the aggregate number of shares that may be issued under the Plan, (b) decrease the price at which options may be granted, or (c) modify the eligibility requirements set forth in Paragraph 5.

         12. DISQUALIFYING ASSIGNMENTS. At the request of an Optionee, the Committee may authorize the amendment of any Option Agreement in order to permit an assignment of the option, in whole or in part, to any Authorized Transferee as hereinafter defined, subject to such procedures and conditions as the Committee may establish from time to time; provided, however, any such amendment may result in disqualification of the option from favorable tax treatment under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Company shall have no responsibility for that, or any other adverse tax consequence that results from such an amendment. The amendment shall: (i) permit transfers only to the Optionee's spouse and/or the Optionee's descendants, and/or to a trust created primarily for the benefit of the Optionee, the Optionee's spouse, and/or the Optionee's descendants ("Authorized Transferee"); (ii) prohibit payment of any consideration by the Authorized Transferee to the original Optionee; (iii) prohibit any further transfer of the option; (iv) provide that the Authorized Transferee shall succeed to all of the rights and benefits (except any right to further transfer the option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee; (v) and set forth such other conditions, terms, and provisions as the Committee may require in the exercise of its discretion. All rights, benefits, obligations, conditions, and limitations of any option transferred to an Authorized Transferee shall be determined as if the original Optionee continued to hold the option, whereby provisions of this Plan dealing with the death of an Optionee will continue to refer to the original Optionee regardless of whether the option has been transferred to an Authorized Transferee. Options may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee as the case may be. In the event of an Optionee's death, options may be exercised to the same extent exercisable by the Optionee at the date of death, at anytime prior to the earlier of the specified expiration date, or a date after the Optionee's death specified in the Option Agreement by any of the following persons: (1) personal representatives of the estate of the Optionee; (2) any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance; (3) any person





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designated to exercise the option by means of a specific written designation executed by the Optionee and filed with the Company prior to the Optionee's death; or (v) an Authorized Transferee. Except as provided herein, no option shall be transferable by an Optionee otherwise then by will or the laws of descent and distribution.


                                CERTIFICATION

         The foregoing Plan Amendment and Restatement was duly adopted by the Board of Directors on the 7th day of March, 1997.


                                        /s/ CONNIE HAMBLIN
                                        ----------------------------------
                                        Connie Hamblin
                                        Secretary





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